LEASE AGREEMENT

This Lease Agreement is made and entered into as of February 1, 2004, by and between **ADM De Mexico, Inc.**, an Arizona corporation hereinafter sometimes referred to as Tenant; **microHelix, Inc.**, a foreign corporation, hereinafter sometimes referred to as Landlord; and **JAVID, LLC**, a limited liability company, hereinafter sometimes referred to as Shelter Company; and **Alberto Sanchez**, hereinafter sometimes referred to as Landowner.

ARTICLE I

PREMISES AND TERM

1.01 Grant and Premises

In consideration of the rents herein reserved and the covenants and agreements herein contained on the part of Landlord and Tenant to be kept, observed and performed, the Landlord has leased and by these presents does lease unto Tenant, and Tenant has taken and by these presents does take from Landlord a portion of the building located at:

Calle Alejandria No.9
Parque Industrial Los Alamos
Col El Greco, Nogales
Sonora 85094
Mexico

the portion being sublet to Tenant by Landlord being set forth as **Exhibit A**, attached hereto and by reference herein (the portion of the premises being leased to Tenant is that portion of the building outlined in blue on the exhibit).

Said property is hereinafter referred to as **"demised premises"**.

1.02 Term

The basic term of this lease shall begin on the day of execution of this lease and continue to October 31, 2006

ARTICLE II

RENT

2.01 Rent

The annual rent shall be paid in equal monthly installments in advance on the first day of each calendar month during the basic or renewal term, at the address of Landlord, specified herein or such other place as Landlord may from time to time, in writing direct. Rent is based upon Four and 25/100 ($4.25) dollars per square foot with 18813 square feet, the subject of this lease. Based upon the above, the total annual rent shall be Seventy-nine thousand nine hundred fifty-five and 25/100 ($79,955.25) dollars (said sum to be adjusted up or down dependent upon the number of actual number of square feet leased to Tenant. Monthly payment of rent shall be Six thousand six hundred sixty-two and 94/100 ($6,662.94) dollars based upon all of the above figures. The rent set forth herein shall apply during the three (3) renewal terms of the lease. The first monthly rent being due February 1, 2004.

ARTICLE III

TAXES AND ASSESSMENTS

3.01

Landlord shall be responsible for the payment of all taxes and assessments upon the premises.

ARTICLE IV

USE

4.01 Use

Tenant may use said premises for any lawful purpose. The Tenant agrees to strictly conform to all laws and ordinances and all orders, regulations and requirements of any and every legal, governmental or military board, body, commission or office relating to jurisdictional control of said premises.

4.02 Sign

Tenant shall have the right to place upon the demised premises such signs that are permitted under the applicable zoning ordinances.

4.03 Nuisances

Tenant shall not permit any objectionable noise or offense odors or sounds to be emitted from the premises, nor anything tending to create a nuisance or to disturb any occupants of any neighboring properties or do anything tending to injure the reputation of Landlord, Shelter Company or Landowner.

ARTICLE V

REPAIRS, ALTERATIONS AND LIENS

5.01 Tenant Repairs

Tenant shall be required to maintain and repair the premises at all times during the term of this lease.

5.02 Tenants Alterations

Tenant may make alterations on the demised premises providing that the same shall not damage any load bearing wall. All alterations by Tenant shall be made by prior written consent by Landlord.

ARTICLE VI

UTILITIES

6.01 Utilities

Landlord shall be responsible for payment of their portion of the utilities for the use of the premises. Tenant shall be responsible for their portion of the utilities Calculated by using data from 2003 for Landlord's utilities.

ARTICLE VII

INDEMNIFICATION AND INSURANCE

7.01 Indemnification

Tenant agrees to pay, and to protect and indemnify and save harmless Landlord, Shelter Company and Landowner from and against any and all liabilities, damages, costs, expenses, (including any and all attorney fees and expenses of Tenant, Landlord, Shelter Company and Landowner), causes of action, suits, claims, demands or judgements of any nature whatsoever arising to or from the death of persons or the damage to property on leased premises, or in any manner growing out of or connected with the use, non-use by Tenant.

7.02 Insurance

Tenant agrees the it will, at all times following the commencement of the term of this lease, at its own expense, maintain in force a policy or policies of insurance written by one or more responsible insurance carriers which will insure Landlord, Tenants, Shelter Company and Landowner against, contractual liability hereunder; against liability for injury to persons and/or property and death of person or persons occurring in or about the demised premises.

7.03 Fire and Extended Coverage Insurance

Tenant agrees to, at all times during the term of this lease at its own expense, maintain an extended coverage insurance on the premises for the benefit of Tenant, Shelter Company and Landlord against any act or omission to act of Tenant.

ARTICLE VIII

DEFAULT

8.01 Default

In the event Tenant shall fail to pay any installment of rent when due, and shall allow default to continue for twenty (20) days after receipt by Tenant of written notice thereof, given by or on behalf of Landlord, or if Tenant shall fail to perform any other of the covenants, conditions or agreements herein contained on Tenants part to be kept or performed, or, if Tenant shall file a petition in bankruptcy or for re-organization or for an arrangement pursuant to *Bankruptcy* Act of the *United States*, or shall be adjudged in bankrupt or insolvent or shall make an assignment for the benefit

of creditors, or shall admit in writing its inability to pay its debts generally, as the become due, and should any such default(s) continue for thirty (30) days after receipt by Tenant of written notice thereof, given by or on behalf of Landlord, then Landlord, at its option, may declare said term ended and my re-enter upon said leased premises, either with or without process of law and remove all persons therefrom. The Tenant expressly agrees that the exercise by Landlord by right of re-entry shall not be a bar to or prejudice in any way in any other legal or equable remedy available to Landlord, nor shall it relieve the Tenant of the liability of the difference between the rent reserved herein and the rent actually received under a bona-fided lease by the Landlord during the term remaining after default occurs. Any default, (except as to payment of rentals) shall be deemed cured if Tenant in good faith commences performances to cure said default within thirty (30) days after receipt of notice, and thereafter continuously and with reasonable diligence proceeds to complete the performance to cure such default.

ARTICLE IX

ASSIGNMENTS AND SUB-LETTING

9.01 Assignment

Tenant, if it is not in default hereunder, may assign this lease and all of its rights in interest thereto, with the written consent of the Landlord. No such assignment shall affect or reduce any of the obligations of Tenant hereunder, and all obligations of Tenant hereunder shall continue in full force and effect as the obligation of a principle, and not as an obligation of a guarantor or surety, to the same extent as though no assignment had been made. No act of Landlord in receiving rents from or communicating with Tenants assignee shall operate as a waiver or estoppel of any claim Landlord may possess against Tenant, nor shall such act be deemed a novation of parties nor work a termination of this lease.

Any assignment of this lease shall be subject of a applicable section contained herein dealing with rents payable.

ARTICLE X

CONSENT

10.01 Landowner

Landlord and Shelter Company consent to the terms of this lease, and agree for so long as Tenant is not in default of this lease, that Landowner and Shelter Company shall agree to the terms of this lease, not withstanding the default of Landlord. Landowner does further agree and covenant to allow Tenant to remain in the premises, notwithstanding the default of either the Landlord or Shelter Company.

ARTICLE XI

LITIGATION

11.1 Litigation

In case either party hereto shall institute any suit against the other, for violation of any of the covenants or conditions of the lease or should intervene in any action or proceeding wherein the other is a party, in order to enforce or protect its interest or rights hereunder, the party prevailing in such action shall receive from the other reasonable attorney fees to be fixed by the court in this action.

The parties hereto do further agree that any and all legal action that may be instituted, this lease shall be instituted in the State of Arizona, either in state court or the *United States District Court* of the district of Arizona.

ARTICLE XII

ENJOYMENT

12.01 Enjoyment

The Landlord covenants, warrants and represents that the Landlord has full right and power to excerise and perform this lease and to grant the estate demised herein; and that the Tenant paying the rent herein reserved and by performing the covenants and agreements hereof shall peaceable and quietly have, hold and enjoin the demised premises and all rights, easements, appurtenant and privileges belonging to or in any wise appertaining to, during the full term of this lease and any extention thereof.

ARTICLE XXXI

MISCELLANEOUS

13.01 Notices

All notices required to be given to Landlord hereunder shall be sent registered or certified mail to, and all rent payments shall be made to Landlord at:

microHelix, Inc.
4581 South Butterfield Drive
Tucson Arizona 85714

or to an address the Landlord may direct from time to time by written notice forwarded to Tenant by registered or certified mail.

All notices are also required to be given to Shelter Company at:

JAVID, LLC
P O Box 6762
Nogales, Arizona 85628

or such other address as the Shelter Company may direct from time to time by written notice forwarded to Tenant by registered or certified mail.

All notices required to be given to Landowner at:

Calle Alejandria No. 9
Parque Industrial Los Alamos
Col. El Greco
Nogales, Sonora 84094
Mexico

or such other address as Landowner may direct from time to time by written notice forwarded to Tenant by registered or certified mail.

All notices required to be given to Tenant shall be given by registered or certified mail to Tenant at:

ADM De Mexico, Inc.
3409 East Wood Street
Phoenix, Arizona 85040

or to such other address as Tenant may direct from time to time by written notice forwarded to Tenant by registered or certified mail.

ARTICLE XIV

WAIVERS

14.01 Waivers

No waivers of any condition or legal right or remedy shall be implied by the failure to declare a forfeiture or any other reason. No waiver of any condition or covenant shall be valid unless it is in writing signed by Landlord, nor shall the waiver of breach of any condition be claimed or pleaded to excuse a future breach of t the same condition or covenant or any other condition or covenant.

ARTICLE XV

HEADINGS

15.01 Headings

All headings in the margin of this lease or proceeding the several paragraphs or sub-paragraphs are inserted solely for convenience for reference, and none of them shall constitute a part of this lease or affect its meaning, construction or effect.

This *Lease Agreement* may be signed in one or more counterparts, each of which shall be deemed to be an original.

Time is declared to be of the essence of this agreement and the same shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

IN WITNESS WHEREOF, this *Lease Agreement* has been duly executed this 1st day of Feb. 2004.

TENANT: ADM De Mexico, Inc.

By ______________
It's V.P.

LANDLORD: microHelix, Inc.

By ______________
It's

SHELTER COMPANY: JAVID, LLC

By ______________________________
It's

LANDOWNER: Alberto Sanches

By ______________________________


16350 SQ FT
5764.5 SQ FT
386 SQ FT
109 SQ FT
2865sq ft
1099 sq ft
652 SQ FT
812 sq ft
624 sq ft

